CAE INC.

     EMPLOYEE STOCK OPTION PLAN (Amended and Restated as of August 13, 2008)

CAE Inc., a corporation incorporated under the laws of Canada, hereby adopts an Employee Stock Option Plan, as amended, for key employees of CAE Inc. and its Subsidiaries, as follows:

Article I PURPOSE

1.01 Purpose. The purpose of the CAE Inc. Employee Stock Option Plan, as amended, is to provide key employees of CAE Inc. and its Subsidiaries with an opportunity to purchase common shares of CAE Inc. and to benefit from the appreciation thereof, thus providing an increased incentive for these employees to contribute to the future success and prosperity of CAE Inc., enhancing the value of the common shares for the benefit of the shareholders and increasing the ability of CAE Inc. and its Subsidiaries to attract and retain individuals of exceptional skill.

Article II INTERPRETATION

2.01 Definitions. In this Plan, unless the context otherwise requires, the following words and expressions shall have the respective meanings ascribed to them below:

"Approval Date" means the later of the date of approval of the Plan by the shareholders of the Corporation and by the applicable regulatory authorities and stock exchanges, each as contemplated by Article XI hereof.

"Base Price" means, with respect to a Share subject to Option, the weighted average price of the Shares on the Toronto Stock Exchange (or such other stock exchange on which the Shares are listed as the Board shall from time to time prescribe) on the five trading days immediately preceding the day on which the Option is granted. If no Shares have been traded on such exchange on any such day, the Base Price shall be established on the same basis on the last five trading days for which a trade was reported by such exchange.

"Black Out Period" means the period during which designated employees of the Corporation cannot trade the Shares pursuant to the Corporation's policy respecting restrictions on employee trading which is in effect at that time (which, for greater certainty, does not include the period during which a cease trade order is in effect to which the Corporation or in respect of an insider, that insider, is subject).

"Board" means the board of directors of the Corporation.

"Business Day" means each day other than a Saturday, Sunday or statutory holiday in Montreal, Québec, Canada;

"Change of Control" means:

(i)

any event or circumstance where any Person, any joint actor thereof or any Person acting jointly or in concert therewith, or any combination thereof, acquires beneficial ownership or exercises control or direction, directly or indirectly (whether through a purchase, issuance or exchange of Shares or other voting securities, reorganization, amalgamation, merger, business combination, consolidation or other transaction or series of transactions having similar effect (or a plan of arrangement in connection with any of the foregoing)), other than solely involving the Corporation and any one or more of its Subsidiaries, of a majority of the Shares or other voting securities of the Corporation or of any successor or resulting corporation or other Person; or

(ii)	the sale or other disposition to a Person other than a Subsidiary of the Corporation of all or substantially all of the Corporation's assets.

"Code" means the United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

"Committee" means the Compensation Committee of the Board.

"Corporation" means CAE Inc.

"Incentive Stock Option" means an Option (i) which is intended to meet the requirements of Section 422 of the Code, including, without limitation, the requirement under the Code that generally such Option be issued at an Option Price which is not less than the fair market value of a Share on the date of grant and (ii), in connection with the exercise of which, an Optionee will not recognize income for United States federal income tax purposes and the Optionee will be entitled to capital gain treatment if the Shares acquired upon exercise of such Option are held for two years from the date of the grant of the Option and one year from the date of exercise thereof.

"Non-qualified Stock Option" means an Option which is not intended to meet the requirements of Section 422 of the Code, and which does not entitle the Optionee to receive the United States federal income tax treatment described in paragraph (ii) of the definition of Incentive Stock Option contained herein.

"Options" means options granted under the terms of the Plan and includes both Incentive Stock Options and Non-qualified Stock Options.

"Option Price" means the purchase price of a Share under an Option.

"Optionee" shall mean an employee of the Corporation or its Subsidiaries to whom an Option has been granted under the terms of the Plan.

"Person" means an individual and includes, where the context so requires, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted.

"Plan" means the CAE Inc. Employee Stock Option Plan, as amended and as the same may from time to time be amended and restated.

"Shares" means the common shares in the capital of the Corporation or, in the event of any reclassification of such common shares, the shares in the capital of the Corporation resulting from such reclassification.

"Subsidiary" has the meaning ascribed thereto in National Instrument 45-106 – Prospectus and Registration Exemptions, as amended or replaced from time to time.

"Termination Date" or "Expiry Date" means, with respect to any Option, such date as is fixed by the Committee at the time of the grant of the Option but is not later than the day preceding the tenth anniversary of the date on which the Option is granted.

"United States" means the United States of America, its territories and possessions, any State of the United States and the District of Columbia.

"U.S. Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

2.02 Gender, etc. The masculine gender shall include the feminine and neuter genders and vice versa and the singular shall include the plural and vice versa.

Article III ADMINISTRATION

3.01 Administration. Except as otherwise provided in the Plan, the Committee shall administer the Plan and shall have full power to grant Options, construe and interpret the Plan, establish, amend and rescind rules and regulations for its administration and perform all other acts relating to the Plan, including the delegation of administrative responsibilities, that it believes reasonable and proper.

3.02 Granting of Options. Subject to the terms and conditions of the Plan, the Committee shall, in its discretion, determine which employees of the Corporation or its Subsidiaries shall be granted Options, the number of Shares subject to option under any such Options, the dates after which Options may be exercised (which shall not be earlier than the Approval Date nor later than the Termination Date) in whole or in part, the Option Price, any restrictions imposed on Shares received upon the exercise of Options, the terms and conditions of the Options and, in respect of Options granted to United States Persons, whether the Options shall be Incentive Stock Options.

3.03 Determinations Final and Conclusive. Any decision or determination made or action taken by the Committee or the Board arising out of or in connection with the interpretation and administration of the Plan including the granting of Options, shall be final and conclusive.

Article IV SHARES SUBJECT TO PLAN

4.01 Number of Shares. The total number of Shares available for grants of Options under the Plan shall be 20,000,000 subject to adjustment in accordance with Article VIII. The Shares which may be issued and sold upon the exercise of Options granted pursuant to the Plan will be authorized but unissued Shares. The aggregate number of Shares so reserved for issuance to any one Person shall not exceed 5% of the issued and outstanding Shares (on a non-diluted basis) from time to time. The number of securities issuable to insiders of the Corporation at any time under all security-based compensation arrangements cannot exceed 10% of the Corporation’s issued and outstanding securities. The number of securities issued to insiders of the Corporation within any one year period under all security-based compensation arrangements cannot exceed 10% of the Corporation’s issued and outstanding securities.

4.02 Lapsed Options. Subject to Section 6.06(5), if Options or any part thereof are surrendered, terminate or expire without having been exercised in full, new Options may be granted covering the Shares not purchased under such lapsed Options, but Options once issued cannot be rescinded by mutual consent or agreement for the purpose of making optioned Shares available for reallocation pursuant to a new Option in favour of the same Optionee at a lower Option Price under the Plan.

Article V ELIGIBILITY

5.01 Eligibility. Options may be granted to selected key employees of the Corporation (other than non-executive directors of the Corporation) or its Subsidiaries, provided that Incentive Stock Options shall only be granted to employees of a Subsidiary of the Corporation if such Subsidiary constitutes a "subsidiary" of the Corporation within the meaning ascribed to such term in Section 424 of the Code.

Article VI TERMS OF OPTIONS

6.01 Option Agreement. All Options shall be evidenced by written agreements executed by the Corporation and the Optionee. Such Options shall be subject to the applicable provisions of the Plan, and shall contain such provisions as are required by the Plan and such other terms and conditions as may be prescribed by the Committee (which terms and conditions need not be the same in each case and may be changed from time to time). All agreements evidencing Options shall specify the total number of Shares subject to each grant, the Option Price and the Termination Date. Each agreement evidencing an Option granted to a United States Person shall specify whether the Option evidenced thereby is an Incentive Stock Option or a Non-qualified Stock Option.

6.02 Option Price. The Option Price per Share shall not be less than the Base Price calculated in accordance with the Plan on the date of the grant or less than that permitted by applicable laws or regulations or the rules, regulations, by-laws or policies of regulatory authorities having jurisdiction or the stock exchanges on which any securities of the Corporation are listed.

6.03 Period of Exercise.

(1)	Subject to the provisions of the Plan, the Committee shall determine the date after which Options may be exercised in whole or in part.
(2)

Except as set forth in Section 6.05, no Option may be exercised unless the Optionee is at the time of such exercise an employee of the Corporation or one of its Subsidiaries and shall have served continuously in such capacity since the date of the grant of his Option.

Absence on leave, having approval of the Corporation or one of its Subsidiaries, shall not be considered an interruption of service for any purpose of the Plan.
(3)	No Incentive Stock Option may be exercised after the tenth anniversary of the date of grant.

6.04 Nontransferability of Options. Each Option shall, during the Optionee~~’~~'s lifetime, be exercisable only by the Optionee, and neither it nor any right hereunder shall be transferable otherwise than by will or the laws of descent and distribution or be subject to attachment, execution or other similar process. In the event of any attempt by the Optionee to alienate, assign, pledge, hypothecate, grant a security interest in or otherwise dispose of an Option or of any right hereunder, except as provided for herein, or in the event of any levy or any attachment, execution or similar process upon the rights or interest hereby conferred, the Corporation may terminate the Option by notice to the Optionee and the Option shall thereupon become null, void and of no effect.

6.05 Effect of Death, Retirement, Termination, Departure

(1)

If an Optionee shall die while an employee of the Corporation or one of its Subsidiaries, any Option held by him may be exercised, to the extent that the Optionee was entitled to do so at the time of his death, by the Person to whom the Optionee's rights under the Option shall pass by the Optionee's will or the applicable laws of descent and distribution.

Any Person to whom an Optionee's rights under an Option have passed by will or by applicable laws of descent or distribution: (i) shall be entitled to exercise the Option only during the period expiring on the day that is earlier of (x) six months following the date of death and (y) the Termination Date of the Option; and (ii) shall be subject to all terms and conditions of the Plan and the Option applicable to the Optionee.

(2)

If an Optionee retires from being an employee of the Corporation or one of its Subsidiaries in accordance with the retirement policies of the relevant entity, unvested Options held by such Optionee shall, subject to all terms and conditions of the Plan and the Option applicable to the Optionee, continue to vest following the retiree's retirement date. Such an Optionee shall be entitled, subject to all terms and conditions of the Plan and the Option applicable to the Optionee: (a) to exercise any vested Options held by him as of the retirement date until the Termination Date for each such Option; and (b) to exercise any Options vesting after the retirement date ("Post Retirement Vesting Options") only during the 30-day period following the vesting date of the Post Retirement Vesting Options, after which 30-day period any such Post Retirement Vesting Options which remain unexercised shall expire.

(3)

If an Optionee ceases to serve the Corporation as an employee of the Corporation or one of its Subsidiaries otherwise than by reason of death, retirement, voluntary resignation or having been dismissed from such position without cause, each unvested Option held by the Optionee together with all rights hereunder or thereunder, shall terminate and become null, void and of no effect on the date on which such Optionee ceases to serve the Corporation in such capacity.

(4)

If an Optionee ceases to serve the Corporation as an employee of the Corporation or one of its Subsidiaries otherwise then by reason of death, retirement or having been dismissed from such position for cause, such Optionee shall have the right for a period of 30 days (or until the normal Expiry Date of the Option rights of such Optionee if earlier) from the date of ceasing to be an employee of the Corporation or one of its Subsidiaries to exercise his Option under the Plan to the extent that the Optionee was entitled to exercise it on the date of ceasing to be an employee of the Corporation or one of its Subsidiaries. Subject to Section 6.06(4), upon the expiration of such 30-day period, each Option held by the Optionee together with all rights hereunder or thereunder, shall terminate and become null, void and of no effect on the date on which such Optionee ceases to serve the Corporation in such capacity.

(5)	The Committee may, with respect to any Option, in its discretion, waive, amend or vary the requirements of Section 6.03(2) or this Section 6.05.
(6)

Notwithstanding any provision in this Section 6.05 to the contrary, any Incentive Stock Options must be exercised within three months of employee's termination for any reason other than by death or disability.

6.06 Manner of Exercise and Payments~~.~~

(1)

An Option, or part thereof, shall be exercised by delivery of a notice of exercise to the Corporation's external service provider and payment, in cash or by cheque, bank draft or money order, of the full purchase price of the Shares then being purchased pursuant to the Option unless a cashless exercise option is indicated in the notice. An Optionee may exercise an Option with respect to less than the full number of Shares for which the Option may then be exercised, but an Optionee must exercise the Option in full Shares.

(2)	An Optionee shall be entitled to the rights appertaining to share ownership only with respect to Shares that have been fully paid for and issued to him.

(3)

To validly exercise an Option, the Optionee must forward notice and payment (unless a cashless exercise is chosen) for the exercise of the Option with sufficient time before 4:00 p.m. (Eastern Time – Canada) on the Expiry Date for the external service provider to receive and process it. If the Expiry Date is not a Business Day, the effective exercise date is the preceding Business Day and notice and payment (unless a cashless exercise is chosen) must be received on that date, as aforesaid.

(4)

Should the Expiry Date for an Option, including the expiration of an Option pursuant to Section 6.05(4), fall within a Black Out Period or within nine Business Days following the expiration of a Black Out Period, such Expiry Date shall be automatically extended without any further act or formality to that date which is the tenth Business Day after the end of the Black Out Period, such tenth Business Day to be considered the Expiry Date for such Option for all purposes under the Plan. Notwithstanding Section 6.09, the ten Business Day period referred to in this Section 6.06(4) may not be extended by the Committee or the Board. Notwithstanding the preceding provision, the Expiry Date for an Incentive Stock Option may not be extended beyond the tenth anniversary of the grant.

(5)

With the prior written consent of the Committee (which may be withheld for any reason), an Optionee may elect to surrender his or her Options in whole or in part and, in lieu of receiving the Shares to which the surrendered Options relate, receive cash equal to the fair market value of such Shares, less the aggregate of: (i) the aggregate Option Prices for the Shares to which the surrendered Options relate, and (ii) any amount withheld on account of income taxes, which withheld amount will be remitted by the Corporation to the appropriate authority. The Options surrendered pursuant to this Section 6.06(5) will not be available for future grants.

6.07 Withholding Taxes. The Corporation may, in its discretion, require an Optionee to pay to the Corporation or its Subsidiaries the amount, or make such other arrangements (including the withholding of Shares which would otherwise be delivered upon exercise), at the time of the exercise in whole or in part of any Option or thereafter, that the Corporation deems necessary to satisfy any obligation of the Corporation or its Subsidiaries to withhold federal, provincial, state or local income or other taxes incurred by reason of the exercise.

6.08 Change of Control. If a Change of Control occurs, then, subject to Section 7.02 with respect to Options governed thereby, all Options regardless of when they were granted shall be fully vested and an Optionee shall be entitled to exercise any or all of his or her Options. Any such Options may be exercised or dealt with in accordance with such terms and conditions established by the Board, including to permit Optionees to tender or otherwise deal with the Shares issuable upon exercise of their Options, subject in all circumstances to the Change of Control. The Board may determine that any Options remaining outstanding after the Change of Control shall be cancelled and become null, void and of no effect automatically either upon the effectiveness thereof or within a period of up to 30 days.

6.09 Amendments.

(1)	The Committee may at any time and from time to time after the grant of an Option, without the consent of any Optionee, amend, suspend or terminate the Plan, subject to:
	(a)	not adversely altering or impairing any Option previously granted to an Optionee under the Plan without the Optionee's consent;
(b)

compliance with applicable laws, rules, regulations, by-laws and policies of, and receipt of any required approvals from, any applicable stock exchange or regulatory authorities having jurisdiction; and

	(c)	subject to Section 6.09(2), receipt of any required shareholder approval.
(2)	The Committee shall have the authority to amend, suspend or terminate the Plan or any Option without obtaining shareholder approval in order to:
(a)

(i) amend any terms relating to the granting or exercise of Options, including the terms relating to the eligibility for (other than for non-executive directors of the Corporation) and limitations or conditions on participation in the Plan, the amount and payment of the Option Price (other than a reduction thereof) or the vesting, exercise, expiry (other than an extension of the Termination Date except as contemplated in Section 6.06(4)), assignment (other than for financing or derivative-type transaction purposes) and adjustment of Options, or (ii) add or amend any terms relating to the provision of financial assistance to Optionees, or of any cashless exercise features;

(b)

amend the Plan to permit the granting of deferred or restricted share units under the Plan or to add or amend any other provisions which result in participants receiving securities of the Corporation while no cash consideration is received by the Corporation;

	(c)	make changes that are necessary or desirable to comply with applicable laws, rules or regulations of any regulatory authorities having jurisdiction or any applicable stock exchange;
	(d)	correct or rectify any ambiguity, defective provision, error or omission in the Plan or in any Option or make amendments of a "housekeeping" nature;
	(e)	amend any terms relating to the administration of the Plan; and
	(f)	make any other amendment that does not require shareholder approval by virtue of the Plan, applicable laws or relevant stock exchange or regulatory requirements;

provided such amendment, suspension or termination (i) does not adversely alter or impair any previously granted Option without the Optionee's consent and (ii) is made in compliance with applicable laws, rules, regulations, by-laws and policies of, and receipt of any required approvals from, any applicable stock exchange or regulatory authorities having jurisdiction.

Article VII

OPTIONS GRANTED TO PERSONS RESIDENT IN THE UNITED STATES

7.01 Special Rules Applicable to Options Granted to Persons Resident in the United States. The provisions of this Article VII shall apply to Option grants made to each employee of the Corporation or its Subsidiaries who is resident in the United States unless the Committee, in its discretion, determines otherwise.

7.02 Restriction on Exercise~~.~~

(1)

Anything in this Plan to the contrary notwithstanding, an Option shall not be exercisable, no transfer of Shares shall be made to any Optionee, and any attempt to exercise an Option or to transfer any such Shares shall be void and of no effect, unless and until;

(a)

a registration statement under the U.S. Securities Act has been duly filed and declared effective pertaining to the Shares subject to such Option and the Shares subject to such Option have been duly qualified under applicable United States federal or state securities or blue sky laws; or

(b)

the Committee, in its sole discretion, determines, or the Optionee, upon the request of the Committee, provides an opinion of counsel satisfactory to the Committee, that such registration or qualification is not required as a result of the availability of an exemption from registration or qualification under such laws.

(2)

Without limiting the generality of Section 7.02(1) or 9.01, if at any time the Committee shall determine, in its sole discretion, that the listing, registration or qualification of the Shares under any United States federal or state law or on any stock exchange or the consent and approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, delivery or purchase of such Shares pursuant to the exercise of an Option, such Option shall not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

(3)

Each certificate for Shares acquired upon the exercise of an Option by an employee who is resident in the United States shall bear the legend set out in Attachment 1, which legend may be removed in connection with a sale of such Shares that meets the requirements of Section 7.03; provided, however, that such legend shall be placed on any certificates for Shares returned to the Optionee as a result of the failure to complete any such sale.

7.03 Restrictions on Resale. Unless the Committee determines otherwise, in its sole discretion, employees of the Corporation or its Subsidiaries who are resident in the United States shall covenant and agree that resales of the Shares acquired upon the exercise of an Option shall be subject to the following restrictions:

(a)	the Shares shall at no time be offered by the Optionee to any Person in the United States;
(b)

the sale of the Shares may be made by the Optionee or a Person acting on his behalf only (A) through the trading facilities of The Toronto Stock Exchange, provided that neither the Optionee nor any Person acting on his behalf knows that a sale or other transaction involving the Shares has been pre-arranged with a buyer in the United States or (B) to a buyer who, at the time the buy order is originated, is either outside the United States or whom the Optionee and any Person acting on his behalf reasonably believes to be outside the United States; and

(c)	at the time of any sale described in Section 7.03(b) above, no "directed selling efforts", within the meaning of Rule 902(b) of Regulation S under the U.S.
Securities Act, have been made or are being made by the Optionee, any affiliate, or any Person acting on their behalf.

7.04 Restrictions Binding on Other Persons. The covenants and restrictions set forth in this Article VII shall be binding on any Person who (i) in accordance with the provisions of Section 6.05 acquires any rights of the Optionee with respect to the Option or (ii) as a result of the death of the Optionee or by gift acquires any of the Shares acquired upon exercise of the Option.

Article VIII ADJUSTMENTS

8.01 Subdivisions. In the event of any subdivision of the Shares, at any time prior to termination of the Plan, into a greater number of Shares, the total number of Shares available for the grant of Options under the Plan after such subdivision shall be increased to such greater number of Shares as equals the number of Shares that would have been received on such subdivision, were all of the Shares allotted to the Plan and available for the grant of Options immediately prior to such subdivision issued as fully-paid and non-assessable Shares before such subdivision.

8.02 Consolidations. In the event of any consolidation of the Shares, at any time prior to termination of the Plan, the total number of Shares available for the grant of Options under the Plan after such consolidation shall be decreased to such lesser number of Shares as equals the number of Shares that would have been received on such consolidation, were all of the Shares allotted to the Plan and available for the grant of Options immediately prior to such consolidation issued and outstanding as fully-paid and non-assessable Shares before such consolidation.

8.03 Reclassifications. In the event of any reclassification of the Shares, at any time prior to termination of the Plan, the number of shares of each class of shares in the capital of the Corporation available for the grant of Options under the Plan after such reclassification shall be amended to the number of shares of each such class as equals the number of shares of each class that would have been received on such reclassification, were all of the Shares allotted to the Plan and available for the grant of Options immediately prior to such reclassification issued and outstanding as fully-paid and non-assessable Shares prior to such reclassification.

8.04 Other Adjustment to Outstanding Options~~.~~

(1)

If the Corporation shall declare a dividend payable in Shares, or any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Options, the Committee may take any such action as in its judgment shall be necessary to preserve the Optionee's rights substantially proportionate to the rights existing prior to such event (including adjusting the number of Shares subject to Options or the Option Price thereof).

(2)

If at any time the Corporation issues rights to its shareholders to subscribe for Shares, each Optionee may, if the Committee so decides in its discretion, be granted a further option, exercisable during the time within which such rights may be exercised, to purchase, at the same price as the Shares subject to such rights, a number of Shares equal to those for which rights would have been issued to the Optionee on the Shares that are subject to his Option if such Shares had previously been purchased by the Optionee and retained by him.

8.05 Conclusive Judgment, etc. The judgment of the Committee with respect to any matters referred to in this Article VIII shall be conclusive and binding upon each Optionee. Any exercise by the Committee of its authority under this Article VIII is subject to the approval of the Board if required by applicable laws and regulations or the rules, regulations, by-laws or policies of any regulatory authority or stock exchange having jurisdiction. Any adjustment to the number of Shares that are subject to outstanding Options pursuant to Article VIII shall not affect the number of Shares that remain available for the grant of Options under Article IV at the time of such adjustment.

Article IX GOVERNMENT APPROVALS

9.01 Necessary Approvals. The obligation of the Corporation to issue, transfer and deliver Shares on the exercise of Options under the Plan is subject to the approval of any regulatory authority or stock exchanges on which the Shares are listed for trading which may be required in connection with the authorization, issuance, transfer or delivery of such Shares by the Corporation. If any Shares cannot be issued to any Optionee for any reason including the failure to obtain such approval, then the obligation of the Corporation to issue such Shares shall terminate and any Option Price paid to the Corporation shall be returned to the Optionee.

Article X MISCELLANEOUS PROVISIONS

10.01 No Rights to Employment. Nothing contained in the Plan or in any agreement evidencing Options granted under the Plan shall confer upon any Optionee any right with respect to continuance of employment by Corporation or any Subsidiary thereof or interfere in any way with the right of the Corporation or any Subsidiary to terminate the employment of any Optionee.

10.02 No Representation or Warranty. The Corporation makes no representation or warranty as to the future market value of any Shares issued in accordance with the provisions of the Plan. Also, there may be no market to sell such Shares and there is no guarantee that any such market or other form of liquidity for the Shares will exist in the future.

10.03 Use of Proceeds. Payments received from Optionees upon the exercise of Options shall be used for the general corporate purposes of the Corporation.

10.04 Plan Expenses. Any expenses of administering the Plan shall be borne by the Corporation.

10.05 Interpretation. The Plan will be governed by and construed in accordance with the laws of the Province of Québec and the laws of Canada applicable therein.

Article XI EFFECTIVE DATE

11.01 Effective Date~~.~~

(1)

The Plan became effective on March 7, 1991. This Amended and Restated CAE Inc. Employee Stock Option Plan will become effective when it is adopted by the Board and approved by the shareholders of the Corporation, by a majority of the votes cast on the question, at the next annual meeting of shareholders of the Corporation or any adjournment thereof and when the necessary regulatory and stock exchange approvals are obtained.

(2)

No Incentive Stock Option may be granted after the tenth anniversary of the earlier of (a) the date the Plan is adopted (or the date any amendment is adopted to increase the aggregate number of Shares issuable under the Plan or to change the employees eligible to receive Options, which amendment is described and considered a new plan under Proposed Treas. Reg. §1.422-2(b)(2)(iii) of the U.S. Department of Treasury) by the Board, or (b) the date such Plan (or such amendment) is approved by the shareholders.

ORIGINALLY adopted by the Board of Directors of CAE Inc. on May 9, 1990 and amended February 4, 1994, June 17, 1998, May 9, 2001, May 11, 2004, May 28, 2007, June 28, 2007, February 14, 2008, June 18, 2008 and August 13, 2008.

ATTACHMENT 1

CAE INC. EMPLOYEE STOCK OPTION PLAN

LEGEND

Each certificate for Shares acquired upon the exercise of an Option by a United States resident shall bear the following legend:

The Securities evidenced by this certificate have not been registered under the United States Securities Act of 1933, as amended (the "Act"). These securities may not be sold to a United States Person (within the meaning of Regulation S under the Act), except in compliance with the registration requirements of the Act or an exemption therefrom. These Securities are subject to manner of sale restrictions which are set forth in the Issuer~~’~~'s Employee Stock Option Plan, the relevant provisions of which are available for inspection during business hours at the Issuer's principal business office.

The securities represented by this certificate are listed on the Toronto Stock Exchange and the New York Stock Exchange; however the said securities cannot be traded through the facilities of such Exchanges since they are not freely transferable, and consequently any certificate representing such securities is not "good delivery" in settlement of transactions on such Exchanges.